Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Fourth Quarter and Year-End 2017 Results

OKLAHOMA CITY (February 21, 2018) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter and year ended December 31, 2017 and provided an update on its 2018 activities. Key information includes the following:

•	Year-end 2017 total proved reserves grew to 5.4 Tcfe, as compared to 2.3 Tcfe at year-end 2016, an increase of 132% year-over-year.

•	Net of the SCOOP acquisition, year-end 2017 total proved reserves grew to 3.9 Tcfe, as compared to 2.3 Tcfe at year-end 2016, an increase of 70% year-over-year.

•	SEC PV-10 value grew to $2.9 billion at year-end 2017, as compared to $696 million at year-end 2016, an increase of 314% year-over-year.

•	Net production during 2017 averaged 1,089.2 MMcfe per day.

•	Net income of $435.2 million, or $2.41 per diluted share, for 2017.

•	Adjusted net income (as defined and reconciled below) of $254.0 million, or $1.41 per diluted share, for 2017.

•	Adjusted EBITDA (as defined and reconciled below) of $730.2 million for 2017.

•	Reduced unit lease operating expense for 2017 by 23% to $0.20 per Mcfe from $0.26 per Mcfe for 2016.

•	Reduced unit general and administrative expense for 2017 by 19% to $0.13 per Mcfe from $0.16 per Mcfe for 2016.

•	Budgeted 2018 total capital expenditures are $770 million to $835 million to be funded within cash flow.

•	Forecasted 2018 full year net production is estimated to average 1,250 MMcfe to 1,300 MMcfe per day, an increase of approximately 15% to 19% over the average daily net production of 1,089.2 MMcfe per day during 2017.

•	Increased hedge position to approximately 908 MMcf per day of natural gas fixed price swaps for 2018 at an average fixed price of $3.06 per Mcf, securing approximately 80% of anticipated natural gas production.

•	Initiated stock repurchase program to acquire up to $100 million of outstanding common stock.

Michael G. Moore, Chief Executive Officer and President, commented, “2017 was a pivotal year for Gulfport as our Utica asset provided reliable, repeatable growth throughout the year and we began the journey of increasing recoveries and further delineating the underappreciated, multi-zone opportunities across our SCOOP position. We experienced a year of strong production growth and our reserve report for year-end 2017 truly highlights the depth and quality of Gulfport’s asset base.

We believe our 2017 development activities have enabled us to reach a size and scale, both financially and operationally, that allows us to navigate the current commodity price environment and align our business model to deliver a strong rate of growth within cash flow for 2018. In addition to our planned operational activity for 2018, we recently announced a stock repurchase program. The repurchase program underscores the confidence we have in our business model, financial performance and top-tier asset base and further demonstrates our commitment to recognizing value for our shareholders. We are eager to initiate the program and plan to be aggressive in repurchasing our shares, subject to market conditions.”

Financial Results

For the fourth quarter of 2017, Gulfport reported net income of $156.5 million, or $0.85 per diluted share, on oil and natural gas revenues of $397.8 million. For the fourth quarter of 2017, EBITDA (as defined and reconciled below) was $299.2 million and cash flow from operating activities before changes in operating assets and liabilities was $196.8 million. Gulfport’s GAAP net income for the fourth quarter of 2017 includes the following items:

•	Aggregate non-cash derivative gain of $59.1 million.

•	Aggregate loss of $1,000 in connection with the acquisition of oil and natural gas assets from Vitruvian II Woodford, LLC (“Vitruvian”).

•	Aggregate gain of $15.7 million in connection with Gulfport’s equity interests in certain equity investments.

•	Associated adjusted taxable benefit of $1.0 million.

Excluding the effect of these items, Gulfport’s financial results for the fourth quarter of 2017 would have been as follows:

•	Adjusted oil and natural gas revenues of $338.7 million.

•	Adjusted net income of $81.7 million, or $0.45 per diluted share.

•	Adjusted EBITDA of $224.4 million.

For the full year of 2017, Gulfport reported net income of $435.2 million, or $2.41 per diluted share, on oil and natural gas revenues of $1.3 billion. For the full year of 2017, EBITDA was $911.4 million and cash flow from operating activities before changes in operating assets and liabilities was $631.7 million. Gulfport’s GAAP net loss for the full year of 2017 includes the following items:

•	Aggregate non-cash derivative gain of $188.8 million.

•	Aggregate loss of $2.4 million in connection with the acquisition of oil and natural gas assets from Vitruvian.

•	Aggregate loss of $5.3 million in connection with Gulfport’s equity interests in certain equity investments.

•	Associated adjusted taxable expense of $1.8 million.

Excluding the effect of these items, Gulfport’s financial results for the full year of 2017 would have been as follows:

•	Adjusted oil and natural gas revenues of $1.1 billion.

•	Adjusted net income of $254.0 million, or $1.41 per diluted share.

•	Adjusted EBITDA of $730.2 million.

Production and Realized Prices

Gulfport’s net daily production for the fourth quarter of 2017 averaged approximately 1,263.3 MMcfe per day. For the fourth quarter of 2017, Gulfport’s net daily production mix was comprised of approximately 89% natural gas, 7% natural gas liquids (“NGL”) and 4% oil. Gulfport’s net daily production for the full year of 2017 averaged approximately 1,089.2 MMcfe per day. For the full year of 2017, Gulfport’s net daily production mix was comprised of approximately 88% natural gas, 8% NGL and 4% oil.

Gulfport’s realized prices for the fourth quarter of 2017 were $3.26 per Mcf of natural gas, $32.04 per barrel of oil and $0.63 per gallon of NGL, resulting in a total equivalent price of $3.42 per Mcfe. Gulfport’s realized prices for the fourth quarter of 2017 include an aggregate non-cash derivative gain of $59.1 million. Before the impact of derivatives, realized prices for the fourth quarter of 2017, including transportation costs, were $2.32 per Mcf of natural gas, $53.71 per barrel of oil and $0.76 per gallon of NGL, for a total equivalent price of $2.80 per Mcfe.

Gulfport’s realized prices for the full year of 2017 were $3.08 per Mcf of natural gas, $46.99 per barrel of oil and $0.54 per gallon of NGL, resulting in a total equivalent price of $3.32 per Mcfe. Gulfport’s realized prices for the full year of 2017 include an aggregate non-cash derivative gain of $188.8 million. Before the impact of derivatives, realized prices for the full year of 2017, including transportation costs, were $2.42 per Mcf of natural gas, $48.29 per barrel of oil and $0.61 per gallon of NGL, for a total equivalent price of $2.78 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Production Volumes:
Natural gas (MMcf)	103,049	63,362	350,061	227,594
Oil (MBbls)	730	451	2,579	2,126
NGL (MGal)	61,555	44,345	224,038	161,562
Gas equivalent (MMcfe)	116,225	72,404	397,543	263,430
Gas equivalent (Mcfe per day)	1,263,319	786,998	1,089,159	719,753

Average Realized Prices
(before the impact of derivatives):

Natural gas (per Mcf)	$2.32	$2.34	$2.42	$1.85
Oil (per Bbl)	$53.71	$45.15	$48.29	$38.18
NGL (per Gal)	$0.76	$0.56	$0.61	$0.37
Gas equivalent (per Mcfe)	$2.80	$2.67	$2.78	$2.13

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):

Natural gas (per Mcf)	$2.50	$2.49	$2.49	$2.45
Oil (per Bbl)	$51.93	$45.37	$49.88	$43.29
NGL (per Gal)	$0.70	$0.55	$0.58	$0.36
Gas equivalent (per Mcfe)	$2.91	$2.8	$2.85	$2.69

Average Realized Prices:

Natural gas (per Mcf)	$3.26	$0.41	$3.08	$1.12
Oil (per Bbl)	$32.04	$32.41	$46.99	$35.65
NGL (per Gal)	$0.63	$0.52	$0.54	$0.35
Gas equivalent (per Mcfe)	$3.42	$0.88	$3.32	$1.46

The table below summarizes Gulfport’s fourth quarter of 2017 and the twelve-month period ended December 31, 2017 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three months ended	Twelve Months Ended
	December 31,	December 31,
	2017	2017
Utica Shale
Natural gas (MMcf)	90,374	309,450
Oil (MBbls)	107	473
NGL (MGal)	33,875	139,634
Gas equivalent (MMcfe)	95,854	332,238

SCOOP(1)
Natural gas (MMcf)	12,648	40,501
Oil (MBbls)	401	1,083
NGL (MGal)	27,660	84,283
Gas equivalent (MMcfe)	19,008	59,038

Southern Louisiana
Natural gas (MMcf)	19	75
Oil (MBbls)	210	974
NGL (MGal)	—	—
Gas equivalent (MMcfe)	1,280	5,917

Other
Natural gas (MMcf)	8	35
Oil (MBbls)	12	50
NGL (MGal)	20	121
Gas equivalent (MMcfe)	84	351

(1)	SCOOP production included from closing date of the Vitruvian acquisition on February 17, 2017.

2017 Capital Expenditures

For the year ended December 31, 2017, Gulfport’s drilling and completion capital expenditures totaled $1.1 billion, midstream capital expenditures totaled $46.1 million and leasehold capital expenditures totaled $132.5 million.

2017 Financial Position and Liquidity

As of December 31, 2017, Gulfport had cash on hand of approximately $99.6 million. In addition, as of December 31, 2017, Gulfport’s revolving credit facility of $1.2 billion, with elected commitments under this facility of $1.0 billion, was undrawn and $759.0 million was available for future borrowing after giving effect to outstanding letters of credit totaling $241.0 million.

2018 Capital Budget and Production Guidance

For 2018, Gulfport estimates total capital expenditures will be in the range of $770 million to $835 million, which will be funded within cash flow at current strip pricing. The 2018 budget includes approximately $630 million to $685 million for D&C activities and approximately $140 million to $150 million for non-D&C activities, including midstream capital expenditures associated with its investment in Strike Force Midstream LLC and leasehold activities during 2018. With this level of capital spend, Gulfport forecasts its 2018 average daily net production will be in the range of 1,250 MMcfe to 1,300 MMcfe per day, an increase of 15% to 19% over its 2017 average daily net production of 1,089.2 MMcfe per day.

Utilizing current strip pricing at the various regional pricing points at which the Company sells its natural gas, Gulfport forecasts its realized natural gas price, before the effect of hedges and inclusive of the Company’s firm transportation expense, will average in the range of $0.58 to $0.72 per Mcf below NYMEX settlement prices in 2018. Gulfport expects its 2018 realized NGL price, before the effect of hedges and including transportation expense, will be approximately 45% to 50% of WTI and its 2018 realized oil price will be in the range of $3.00 to $3.50 per barrel below WTI.

The table below summarizes the Company’s full year 2018 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	12/31/18
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,250	1,300
% Gas	~ 89%
% NGL	~7%
% Oil	~4%

Forecasted Realizations (before the effects of hedges)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.58)	$(0.72)
NGL (% of WTI)	45%	50%
Oil (Differential to NYMEX WTI) $/Bbl	$(3.00)	$(3.50)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.17	$0.19
Production Taxes - $/Mcfe	$0.06	$0.08
Midstream Gathering and Processing - $/Mcfe	$0.57	$0.63
General and Administrative - $/Mcfe	$0.12	$0.14

Depreciation, Depletion and Amortization - $/Mcfe	$0.95	$1.05

	Total
Budgeted D&C Expenditures - In Millions:
Operated	$490	$525
Non-Operated	$140	$160

Total Budgeted D&C Capital Expenditures	$630	$685
Budgeted Non-D&C Expenditures - In Millions:	$140	$150

Total Capital Expenditures - In Millions:	$770	$835

Net Wells Drilled
Utica - Operated	26	29
Utica - Non-Operated	7	8

Total	33	37

SCOOP - Operated	10	11
SCOOP - Non-Operated	4	5

Total	14	16

Net Wells Turned-to-Sales
Utica - Operated	33	37
Utica - Non-Operated	9	10

Total	42	47

SCOOP - Operated	16	18
SCOOP - Non-Operated	2	3

Total	18	21

Operational Update and 2018 Outlook

The table below summarizes Gulfport’s activity for the twelve-month period ended December 31, 2017 and the number of net wells expected to be drilled and turned-to-sales during 2018:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

	Three Months ended	Three Months ended	Three Months ended	Three Months ended	Twelve Months ended
	March 31,	June 30,	September 30,	December 31,	December 31,	Guidance (1)
	2017	2017	2017	2017	2017	2018E
Net Wells Drilled
Utica - Operated	24	26	23	16	89	27.5
Utica - Non-Operated	2	2	1	3	8	7.5

Total	26	28	24	19	97	35.0

SCOOP - Operated	4	2	6	4	16	10.5
SCOOP - Non-Operated	0.5	0.3	—	0.2	1	4.5

Total	5	2	6	4	17	15.0

Net Wells Turned-to-Sales
Utica - Operated	5	27	18	11	61	35.0
Utica - Non-Operated	1	4	2	2	9	9.5

Total	6	31	20	13	70	44.5

SCOOP - Operated	—	1	6	4	11	17.0
SCOOP - Non-Operated	0.2	0.1	0.4	0.1	0.8	2.5

Total	0.2	1	6	4	12	19.5

(1)	Utilizes mid-point of publicly provided 2018 guidance

Utica Shale

In the Utica Shale, during the twelve months ended December 31, 2017, Gulfport spud 94 gross (88.7 net) operated wells. The wells drilled during 2017 had an average lateral length of approximately 8,150 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days during 2017 from spud to rig release totaled approximately 19.2 days, a decrease of 16% over full year 2016. In addition, Gulfport turned-to-sales 68 gross (61.1 net) operated wells with an average stimulated lateral length of approximately 7,700 feet.

Net production for the full year of 2017 from Gulfport’s Utica acreage averaged approximately 910.2 MMcfe per day, an increase of 30% over the full year of 2016.

During 2018, Gulfport has budgeted to drill approximately 36 to 40 gross (26 to 29 net) horizontal Utica wells with an average lateral length of 11,200 feet. In addition, Gulfport plans to turn-to-sales 33 to 37 gross and net horizontal Utica wells with an average lateral length of 8,000 feet.

Gulfport intends to participate in non-operated activities taking place on its acreage by other operators that plan to drill approximately 7 to 8 horizontal wells and turn-to-sales 9 to 10 horizontal wells, in each case net to Gulfport’s interest.

At present, Gulfport has three operated horizontal rigs drilling in the play and it expects to release a rig in March of 2018 as its contract expires. Gulfport plans to run, on average, approximately 2.5 operated horizontal rigs in the Utica Shale during 2018.

SCOOP

In the SCOOP, during the twelve months ended December 31, 2017, Gulfport spud 19 gross (15.7 net) operated wells. The wells drilled during 2017 had an average lateral length of approximately 7,200 feet. Normalizing to a 7,500 foot lateral length, Gulfport’s average drilling days during 2017 from spud to rig release totaled approximately 72.1 days. In addition, Gulfport turned-to-sales 13 gross (11.0 net) operated wells with an average stimulated lateral length of approximately 6,800 feet.

During the period February 17, 2017 (the date Gulfport completed its acquisition of the acreage) through December 31, 2017, net production from Gulfport’s SCOOP acreage averaged approximately 185.7 MMcfe per day.

During 2018, Gulfport has budgeted to drill approximately 15 to 16 gross (10 to 11 net) horizontal SCOOP wells with an average lateral length of 8,900 feet. In addition, Gulfport plans to turn-to-sales 20 to 22 gross (16 to 18 net) horizontal SCOOP wells with an average lateral length of 8,600 feet.

Gulfport intends to participate in non-operated activities taking place on its acreage by other operators that plan to drill approximately 4 to 5 horizontal wells and turn-to-sales 2 to 3 horizontal wells, in each case net to Gulfport’s interest.

At present, Gulfport has four operated horizontal rigs drilling in the play and it expects to release two rigs mid-summer 2018 as contracts expire. Gulfport plans to run, on average, approximately 3 operated horizontal rigs in the SCOOP during 2018.

Southern Louisiana

At its West Cote Blanche Bay and Hackberry fields, Gulfport performed 81 recompletions during 2017. Net production for the full year of 2017 at these fields totaled approximately 16.2 MMcfe per day.

During 2018, Gulfport plans to run one recompletion rig in these fields.

SCOOP Well Results

Gulfport recently turned-to-sales 6 gross Woodford wells located in the wet gas window in central Grady County, Oklahoma. The North Cheyenne 3-10X3H has a stimulated lateral length of 7,218 feet and a 24-hour initial peak production rate of 10.0 MMcf per day and 343 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,162 BTU gas and yielding 44.1 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 15%. On a three-stream basis, the North Cheyenne 3-10X3H produced at a 24-hour initial production peak rate of 13.2 MMcfe per day, or 1,829 Mcfe per 1,000 foot of lateral, which is comprised of approximately 64% natural gas, 20% NGL and 16% oil.

The North Cheyenne 4-10X3H has a stimulated lateral length of 6,867 feet and a 24-hour initial peak production rate of 10.6 MMcf per day and 465 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,162 BTU gas and yielding 44.1 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 15%. On a three-stream basis, the North Cheyenne 4-10X3H produced at a 24-hour initial production peak rate of 14.6 MMcfe per day, or 2,130 Mcfe per 1,000 foot of lateral, which is comprised of approximately 62% natural gas, 19% NGL and 19% oil.

The North Cheyenne 5-10X3H has a stimulated lateral length of 5,782 feet and a 24-hour initial peak production rate of 15.3 MMcf per day and 601 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,152 BTU gas and yielding 41.7 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 14%. On a three-stream basis, the North Cheyenne 5-10X3H produced at a 24-hour initial production peak rate of 20.6 MMcfe per day, or 3,566 Mcfe per 1,000 foot of lateral, which is comprised of approximately 64% natural gas, 19% NGL and 17% oil.

The North Cheyenne 6-10X3H has a stimulated lateral length of 6,002 feet and a 24-hour initial peak production rate of 14.4 MMcf per day and 572 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,152 BTU gas and yielding 41.7 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 14%. On a three-stream basis, the North Cheyenne 6-10X3H produced at a 24-hour initial production peak rate of 19.4 MMcfe per day, or 3,226 Mcfe per 1,000 foot of lateral, which is comprised of approximately 64% natural gas, 19% NGL and 17% oil.

The North Cheyenne 7-10X3H has a stimulated lateral length of 6,379 feet and a 24-hour initial peak production rate of 9.2 MMcf per day and 347 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,162 BTU gas and yielding 43.9 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 15%. On a three-stream basis, the North Cheyenne 7-10X3H produced at a 24-hour initial production peak rate of 12.3 MMcfe per day, or 1,924 Mcfe per 1,000 foot of lateral, which is comprised of approximately 63% natural gas, 20% NGL and 17% oil.

The North Cheyenne 8-10X3H has a stimulated lateral length of 6,413 feet and a 24-hour initial peak production rate of 12.7 MMcf per day and 523 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,162 BTU gas and yielding 43.9 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 15%. On a three-stream basis, the North Cheyenne 8-10X3H produced at a 24-hour initial production peak rate of 17.2 MMcfe per day, or 2,688 Mcfe per 1,000 foot of lateral, which is comprised of approximately 63% natural gas, 19% NGL and 18% oil.

During its initial 60 days of production, the Serenity 5-22H, targeting the Sycamore formation in the SCOOP, has cumulatively produced 739.5 MMcf of natural gas and 14.1 thousand barrels of oil. Based upon the composition analysis, the gas being produced is 1,143 BTU gas and yielding 39.2 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 13%. On a three-stream basis, the Serenity 5-22H produced at a 60-day production rate of 15.4 MMcfe per day, or 2,567 Mcfe per 1,000 foot of lateral, which is comprised of approximately 70% gas, 19% NGL and 11% oil.

During its initial 60 days of production, the Winham 7-22H, targeting the Woodford formation in the SCOOP, has cumulatively produced 861.8 MMcf of natural gas and 30.1 thousand barrels of oil. Based upon the composition analysis, the gas being produced is 1,146 BTU gas and yielding 40.0 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 13%. On a three-stream basis, the Winham 7-22H produced at a 60-day production rate of 19.0 MMcfe per day, or 3,869 Mcfe per 1,000 foot of lateral, which is comprised of approximately 66% gas, 18% NGL and 16% oil.

During its initial 60 days of production, the Lauper 4-26H, targeting the Springer formation in the SCOOP, has cumulatively produced 29.2 thousand barrels of oil and 22.1 MMcf of natural gas . Based upon the composition analysis, the gas being produced is 1,418 BTU gas and yielding 120.8 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 34%. On a three-stream basis, the Lauper 4-26H produced at a 60-day production rate of 480 Boe per day, or 106 Boe per 1,000 foot of lateral, which is comprised of approximately 77% oil, 12% NGL and 11% natural gas.

The following table summarizes the Company’s recent well results:

GULFPORT ENERGY CORPORATION

SCOOP WELL RESULTS SUMMARY

(Unaudited)

		Phase	Stimulated	Wellhead	NGLs		Product Mix (1)			Average Prod. Rates (Mmcfepd)
	County	Window	Lateral	BTU	Per MMcf	% Shrink	Gas	NGLs	Oil	24-Hr	30-Day	60-Day	90-Day
EJ Craddock 8-28X21H	Central Grady	Woodford Wet Gas	7,961	1,171	47.0	16%	55%	19%	26%	19.7	17.3	16.1	15.2
North Cheyenne 3-10X3H	Central Grady	Woodford Wet Gas	7,218	1,162	44.1	15%	64%	20%	16%	13.2	—	—	—
North Cheyenne 4-10X3H	Central Grady	Woodford Wet Gas	6,867	1,162	44.1	15%	62%	19%	19%	14.6	—	—	—
North Cheyenne 5-10X3H	Central Grady	Woodford Wet Gas	5,782	1,152	41.7	14%	64%	19%	17%	20.6	—	—	—
North Cheyenne 6-10X3H	Central Grady	Woodford Wet Gas	6,002	1,152	41.7	14%	64%	19%	17%	19.4	—	—	—
North Cheyenne 7-10X3H	Central Grady	Woodford Wet Gas	6,379	1,162	43.9	15%	63%	20%	17%	12.3	—	—	—
North Cheyenne 8-10X3H	Central Grady	Woodford Wet Gas	6,413	1,162	43.9	15%	63%	19%	18%	17.2	—	—	—
Pauline 3-27X22H	Central Grady	Woodford Wet Gas	4,322	1,212	57.3	18%	49%	21%	30%	8.8	8.0	7.4	6.8
Pauline 4-27X22H	Central Grady	Woodford Wet Gas	7,978	1,212	57.3	18%	52%	22%	26%	17.3	16.1	15.0	14.1
Pauline 5-27X22H	Central Grady	Woodford Wet Gas	7,929	1,216	57.4	22%	50%	22%	28%	22.2	19.1	17.4	16.0
Pauline 6-27X22H	Central Grady	Woodford Wet Gas	7,273	1,216	57.4	22%	50%	22%	28%	22.9	19.6	17.7	16.2
Pauline 8-27X22H	Central Grady	Woodford Wet Gas	7,658	1,210	58.8	19%	51%	22%	27%	18.4	18.6	17.6	16.6
Vinson 2-22X27H	SE Grady	Woodford Wet Gas	8,539	1,118	35.7	11%	79%	19%	2%	16.5	15.7	14.4	13.4
Vinson 3R-22X27H	SE Grady	Woodford Wet Gas	8,475	1,118	35.7	11%	79%	19%	2%	19.0	18.7	17.3	16.3
Winham 7-22H	S Grady	Woodford Wet Gas	4,898	1,146	40	13%	64%	18%	18%	23.4	19.9	19.0	—
Serenity 5-22H	S Grady	Sycamore	5,980	1,143	39.2	13%	70%	19%	11%	15.7	15.8	15.4	—
Lauper 4-26H	SE Grady	Springer Oil	4,527	1,418	120.8	34%	10%	11%	79%	4.7	3.2	2.9	—

Note: All well results presented are based upon three-stream production data and assume contractual ethane recovery.

1.	Product mix calculated utilizing 24-hr initial production rate.

Stock Repurchase Program

As previously announced, Gulfport’s board of directors has approved a stock repurchase program to acquire up to $100 million of the Company’s outstanding common stock during 2018. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. The repurchase program does not require the Company to acquire any specific number of shares. The Company intends to purchase shares under the repurchase program opportunistically while maintaining sufficient liquidity to fund its 2018 capital development program. This repurchase program is authorized to extend through December 31, 2018 and may be suspended from time to time, modified, extended or discontinued by the board of directors at any time.

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of February 21, 2018.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	1Q2018	2Q2018	3Q2018	4Q2018
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	850	880	950	950
Price ($ per MMBtu)	$3.18	$3.02	$3.02	$3.02

Swaption contracts (NYMEX)
Volume (BBtupd)	20	50	50	50
Price ($ per MMBtu)	$2.91	$3.13	$3.13	$3.13

Basis Swap Contract (NGPL MC)
Volume (BBtupd)	50	—	—	—
Differential ($ per MMBtu)	$(0.26)	$—	$—	$—

Oil:
Swap contracts (LLS)
Volume (Bblpd)	—	2,000	2,000	2,000
Price ($ per Bbl)	$—	$56.22	$56.22	$56.22
Swap contracts (WTI)
Volume (Bblpd)	5,967	4,170	4,500	4,500
Price ($ per Bbl)	$54.95	$54.59	53.72	53.72

NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	4,000	4,000	4,000	4,000
Price ($ per Gal)	$0.69	$0.69	$0.69	$0.69

C5+ Swap Contracts
Volume (Bblpd)	500	500	500	500
Price ($ per Gal)	$1.11	$1.11	$1.11	$1.11

	2018	2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	908	512
Price ($ per MMBtu)	$3.06	$2.86

Swaption contracts (NYMEX)
Volume (BBtupd)	43	135
Price ($ per MMBtu)	$3.10	$3.07
Basis Swap Contract (NGPL MC)

Volume (BBtupd)	12	—
Differential ($ per MMBtu)	$(0.26)	$—

Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,507	—
Price ($ per Bbl)	$56.22	—

Swap contracts (WTI)
Volume (Bblpd)	4,779	2,000
Price ($ per Bbl)	$54.29	57.75

NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	4,000	—
Price ($ per Gal)	$0.69	—

C5+ Swap Contracts
Volume (Bblpd)	500	—
Price ($ per Gal)	$1.11	—

Year-End 2017 Reserves

Gulfport reported year-end 2017 total proved reserves of 5.4 Tcfe, consisting of 4.8 Tcf of natural gas, 19.2 MMBbls of oil and 75.8 MMBbls of natural gas liquids. Gulfport’s year-end total proved reserves increased 132% over year-end 2016. The table below provides information regarding the components driving the 2017 net proved reserve increase:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2017 NET PROVED RESERVE RECONCILIATION

(Unaudited)

Gas Equivalent
BCFE
Proved reserve balance at December 31, 2016	2,321.1
Purchases in oil and natural gas reserves in place	1,511.1
Extensions and discoveries	1,628.2
Revisions of prior reserve estimates:
Reclassification of PUD to unproved under SEC 5-year rule	(46.3)
Performance and price revisions	378.3
Current production	(397.5)

Proved reserve balance at December 31, 2017	5,394.9

Proved developed reserves increased by 120% from December 31, 2016 to approximately 1,895.9 Bcfe as of December 31, 2017. At year-end 2017, approximately 35% of Gulfport’s proved reserves were classified as proved developed reserves. Proved undeveloped reserves increased by 139% from December 31, 2016 to approximately 3,499.0 Bcfe as of December 31, 2017. The table below summarize the Company’s 2017 net proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2017 NET PROVED RESERVES

(Unaudited)

	Natural Gas	Oil	Natural Gas Liquids	Gas Equivalent
	BCF	MMBBL	MMBBL	BCFE
Proved Developed Producing	1,495.5	8.5	33.5	1,747.4
Proved Developed Non-Producing	121.4	1.7	2.8	148.5
Proved Undeveloped	3,208.4	9.0	39.5	3,499.0

Total Proved Reserves	4,825.3	19.2	75.8	5,394.9

The following table presents Gulfport’s 2017 net proved reserves by major operating areas:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2017 NET PROVED RESERVES BY ASSET AREA

(Unaudited)

2017
BCFE
Utica	3,926.7
SCOOP	1,452.1
Southern Louisiana	14.1
Other	2.0

Total Proved Reserves	5,394.9

In accordance with Securities and Exchange Commission guidelines, at year-end 2017, reserve calculations were based on the average first day of the month price for the prior 12 months. The prices utilized for Gulfport’s year-end 2017 reserve report were $51.34 per barrel of oil and $2.98 per MMBtu of natural gas, in each case as adjusted by lease for transportation fees and regional price differentials. Utilizing these prices, the present value of Gulfport’s total proved reserves discounted at 10% (referred to as “PV-10”) was $2.9 billion at December 31, 2017. PV-10 is a non-GAAP measure because it excludes income tax effects. Management believes that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and gas companies. PV-10 is not a measure of financial or operating performance under GAAP. PV-10 should not be considered as an alternative to the standardized measure as defined under GAAP. We have included a reconciliation of PV-10 of proved reserves to the standardized measure of discounted future net cash flows, the most directly comparable GAAP measure.

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2017 PV-10

(Unaudited)

SEC Case
($MM)
Proved Developed Producing	$1,699
Proved Developed Non-Producing	166
Proved Undeveloped	1,018

Total Proved Reserves	$2,883

The following table reconciles the standardized measure of future net cash flows to the PV-10 value of Gulfport’s proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2017 PV-10 RECONCILITATION

(Unaudited)

SEC Case
($MM)
Standardized measure of discounted future net cash flows (1)	$2,644
Add: Present value of future income tax discounted at 10%	239

PV-10 value	$2,883

¹	The standardized measure represents the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, abandonment, production, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized measure differs from PV-10 because standardized measure includes the effect of future income taxes.

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Thursday, February 22, 2018, at 8:00 a.m. CST to discuss its fourth quarter and full-year of 2017 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an acreage position along the Louisiana Gulf Coast, has an approximately 25% equity interest in Mammoth Energy Services, Inc. (NASDAQ:TUSK) and has a position in the Alberta Oil Sands in Canada through an approximately 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net (loss) income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative gain, acquisition expense and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net income less non-cash derivative gain, acquisition expense, (income) loss from equity method investments and tax (benefit) expense excluding adjustments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

General Reserve Information Notes:

Gulfport’s estimated proved reserves as of December 31, 2017 were prepared by Netherland, Sewell & Associates, Inc. (“NSAI”) with respect to Gulfport’s assets in the Utica Shale of Eastern Ohio, Gulfport’s SCOOP Woodford assets in Oklahoma and Gulfport’s WCBB and Hackberry fields and by Gulfport’s personnel with respect to its Niobrara field, overriding royalty and non-operated interests (less than 1% of its proved reserves at December 31, 2017), and comply with definitions promulgated by the SEC. NSAI is an independent petroleum engineering firm.

Investor & Media Contact:

Jessica Wills – Director, Investor Relations

jwills@gulfportenergy.com

405-252-4550

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2017	December 31, 2016
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$99,557	$1,275,875
Restricted cash	—	185,000
Accounts receivable—oil and natural gas	182,213	136,761
Accounts receivable—related parties	—	16
Prepaid expenses and other current assets	4,912	3,135
Short-term derivative instruments	78,847	3,488

Total current assets	365,529	1,604,275

Property and equipment:
Oil and natural gas properties, full-cost accounting, $2,912,974 and $1,580,305 excluded from amortization in 2017 and 2016, respectively	9,169,156	6,071,920
Other property and equipment	86,754	68,986
Accumulated depletion, depreciation, amortization and impairment	(4,153,733)	(3,789,780)

Property and equipment, net	5,102,177	2,351,126

Other assets:
Equity investments	302,112	243,920
Long-term derivative instruments	8,685	5,696
Deferred tax asset	1,208	4,692
Inventories	8,227	4,504
Other assets	19,814	8,932

Total other assets	340,046	267,744

Total assets	$5,807,752	$4,223,145

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$553,609	$265,124
Asset retirement obligation—current	120	195
Short-term derivative instruments	32,534	119,219
Current maturities of long-term debt	622	276

Total current liabilities	586,885	384,814

Long-term derivative instruments	2,989	26,759
Asset retirement obligation—long-term	74,980	34,081
Other non-current liabilities	2,963	—
Long-term debt, net of current maturities	2,038,321	1,593,599

Total liabilities	2,706,138	2,039,253

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock, $.01 par value; 200,000,000 authorized, 183,105,910 issued and outstanding in 2017 and 158,829,816 in 2016	1,831	1,588
Paid-in capital	4,416,250	3,946,442
Accumulated other comprehensive loss	(40,539)	(53,058)
Retained deficit	(1,275,928)	(1,711,080)

Total stockholders’ equity	3,101,614	2,183,892

Total liabilities and stockholders’ equity	$5,807,752	$4,223,145

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(In thousands, except share data)		(In thousands, except share data)
Revenues:
Natural gas sales	$239,455	$148,255	$845,999	$420,128
Oil and condensate sales	39,230	20,374	124,568	81,173
Natural gas liquid sales	47,072	24,917	136,057	59,115
Net gain (loss) on natural gas, oil, and NGL derivatives	72,091	(130,130)	213,679	(174,506)

	397,848	63,416	1,320,303	385,910

Costs and expenses:
Lease operating expenses	20,202	20,088	80,246	68,877
Production taxes	6,662	3,784	21,126	13,276
Midstream gathering and processing	72,737	43,496	248,995	165,972
Depreciation, depletion and amortization	109,742	62,560	364,629	245,974
Impairment of oil and natural gas properties	—	113,689	—	715,495
General and administrative	15,016	10,468	52,938	43,409
Accretion expense	463	280	1,611	1,057
Acquisition expense	1	—	2,392	—

	224,823	254,365	771,937	1,254,060

INCOME (LOSS) FROM OPERATIONS	173,025	(190,949)	548,366	(868,150)

OTHER (INCOME) EXPENSE:
Interest expense	33,401	18,638	108,198	63,530
Interest income	(82)	(408)	(1,009)	(1,230)
Insurance proceeds	—	(1,968)	—	(5,718)
Loss on debt extinguishment	—	23,776	—	23,776
(Income) loss from equity method investments	(15,688)	8,409	5,257	33,985
Other (income) expense	(178)	132	(1,041)	129

	17,453	48,579	111,405	114,472

INCOME (LOSS) BEFORE INCOME TAXES	155,572	(239,528)	436,961	(982,622)
INCOME TAX (BENEFIT) EXPENSE	(954)	842	1,809	(2,913)

NET INCOME (LOSS)	$156,526	$(240,370)	$435,152	$(979,709)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.85	$(1.86)	$2.42	$(7.97)

Diluted	$0.85	$(1.86)	$2.41	$(7.97)

Weighted average common shares outstanding—Basic	183,090,659	129,450,895	179,834,146	122,952,866
Weighted average common shares outstanding—Diluted	183,090,659	129,450,895	180,253,024	122,952,866

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
Net income (loss)	$156,526	$(240,370)	$435,152	$(979,709)
Interest expense	33,401	18,638	108,198	63,530
Income tax (benefit) expense	(954)	842	1,809	(2,913)
Accretion expense	463	280	1,611	1,057
Depreciation, depletion and amortization	109,742	62,560	364,629	245,974
Impairment of oil and gas properties	—	113,689	—	715,495

EBITDA	$299,178	$(44,361)	$911,399	$43,434

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
Cash provided by operating activity	$188,156	$92,568	$679,889	$337,843
Adjustments:
Changes in operating assets and liabilities	8,689	(6,472)	(48,239)	29,049

Operating Cash Flow	$196,845	$86,096	$631,650	$366,892

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2017	December 31, 2017
	(In thousands)
EBITDA	$299,178	$911,399

Adjustments:
Non-cash derivative gain	(59,109)	(188,802)
Acquisition expense	1	2,392
(Income) Loss from equity method investments	(15,688)	5,257

Adjusted EBITDA	$224,382	$730,246

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2017	December 31, 2017
	(In thousands, except share data)
Pre-tax net income excluding adjustments	$155,572	$436,961
Adjustments:
Non-cash derivative gain	(59,109)	(188,802)
Acquisition expense	1	2,392
(Income) Loss from equity method investments	(15,688)	5,257

Pre-tax net income excluding adjustments	80,776	255,808

Tax (benefit) expense excluding adjustments	(954)	1,809

Adjusted net income	$81,730	$253,999

Adjusted net income per common share:
Basic	$0.45	$1.41

Diluted	$0.45	$1.41

Basic weighted average shares outstanding	183,090,659	179,834,146

Diluted weighted average shares outstanding	183,090,659	180,253,024